Exhibit 99.1

Zuora Reports Fourth Quarter and Full Year Fiscal 2023 Results

•Full year subscription revenue grew 18% year-over-year, 20% on a constant currency basis.
•Full year total revenue grew 14% year-over-year, 17% on a constant currency basis.

Redwood City, Calif. – March 1, 2023 – Zuora, Inc. (NYSE: ZUO), a leading monetization platform provider for recurring revenue businesses, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2023.
“Q4 was another solid quarter where we came in ahead of guidance across our operating metrics, including revenue, free cash flow, net dollar retention and non-GAAP operating income,” said Tien Tzuo, founder and CEO at Zuora. “We continue to successfully execute our land and expand strategy based on the clear demand for billing, revenue and subscription management solutions. Looking ahead, we’re committed to balancing growth and profitability in the upcoming fiscal year.”
Fourth Quarter Fiscal 2023 Financial Results:
•Revenue: Total revenue was $103.0 million, an increase of 14% year-over-year and 17% on a constant currency basis. Subscription revenue was $89.5 million, an increase of 16% year-over-year and 20% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $23.7 million, compared to a loss from operations of $34.2 million in the fourth quarter of fiscal 2022.
•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $2.2 million, compared to a non-GAAP loss from operations of $0.6 million in the fourth quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $31.9 million, or 31% of revenue, compared to a net loss of $35.2 million, or 39% of revenue, in the fourth quarter of fiscal 2022. GAAP net loss per share was $0.24 based on 134.3 million weighted-average shares outstanding, compared to a net loss per share of $0.28 based on 127.1 million weighted-average shares outstanding in the fourth quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $5.8 million, compared to a non-GAAP net loss of $1.5 million in the fourth quarter of fiscal 2022. Non-GAAP net loss per share was $0.04 based on 134.3 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.01 based on 127.1 million weighted-average shares outstanding in the fourth quarter of fiscal 2022.
•Cash Flow: Net cash used in operating activities was $18.0 million, compared to net cash provided by operating activities of $10.4 million in the fourth quarter of fiscal 2022.
•Free Cash Flow: Free cash flow was negative $20.1 million compared to $7.6 million in the fourth quarter of fiscal 2022.
•Cash and Investments: Cash and cash equivalents and short-term investments were $386.2 million as of January 31, 2023.

Full Year Fiscal 2023 Financial Results:
•Revenue: Total revenue was $396.1 million, an increase of 14% year-over-year and 17% on a constant currency basis. Subscription revenue was $338.4 million, an increase of 18% year-over-year and 20% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $111.5 million, compared to a GAAP loss from operations of $96.2 million in fiscal 2022.
•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $2.5 million, compared to a non-GAAP loss from operations of $8.1 million in fiscal 2022. Fiscal year 2023 was the first full year that we generated positive non-GAAP income from operations.
•GAAP Net Loss: GAAP net loss was $122.0 million, or 31% of revenue, compared to a GAAP net loss of $99.4 million, or 29% of revenue, in fiscal 2022. GAAP net loss per share was $0.93 based on 131.4 million weighted-average shares outstanding, compared to a net loss per share of $0.80 based on 124.2 million weighted-average shares outstanding in fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $17.2 million, compared to a non-GAAP net loss of $11.3 million in fiscal 2022. Non-GAAP net loss per share was $0.13 based on 131.4 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.09 based on 124.2 million weighted-average shares outstanding in fiscal 2022.
•Cash Flow: Net cash used in operating activities was $20.6 million, compared to net cash provided by operating activities of $18.7 million in fiscal 2022.
•Free Cash Flow: Free cash flow was negative $31.3 million compared to $10.3 million in fiscal 2022.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.
Fourth Quarter Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 773, up from 747 as of January 31, 2022.
•Dollar-based Retention Rate was 108%, compared to 110% as of January 31, 2022.
•Our ARR was $365.0 million compared to $313.9 million as of January 31, 2022, representing ARR growth of 16%, compared to 20% as of January 31, 2022.
•Customer usage of Zuora solutions grew, with $23.8 billion in transaction volume through Zuora’s billing platform during our fourth quarter, an increase of 12% year-over-year and 13% on a constant currency basis.
•Launched purpose-built, end-to-end billing and revenue recognition for consumption-based pricing, giving companies a comprehensive solution to quickly iterate across quote-to-cash and revenue accounting.

•New customer logos and go-lives included AVEVA, Donnelley Financial Solutions (DFIN), Microsoft, Scout24, SimpliSafe and Stellantis.

•Announced the departure of Chief Product and Engineering Officer Sri Srinivasan, who will leave Zuora at the end of March. Zuora is conducting a search for his replacement, and internal leaders are managing the product and engineering organizations until the replacement is hired.
Financial Outlook:
As of March 1, 2023, we are providing guidance for the first quarter and full fiscal year 2024 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the first quarter and full fiscal year 2024, Zuora currently expects the following results:

	First Quarter	Fiscal 2024
Subscription revenue	$88.0M - $89.5M	$374.0M - $384.0M
Professional services revenue	$13.0M - $13.5M	$54.0M - $56.0M
Total revenue	$101.0M - $103.0M	$428.0M - $440.0M
Non-GAAP income from operations	$4.0M - $5.0M	$26.0M - $31.0M
Non-GAAP net income per share[1]	$0.00 - $0.01	$0.07 - $0.11
ARR growth[2]		12% - 15%
Dollar-based Retention Rate[2]		107% - 109%
Free Cash Flow[3]		$24.0M+
(1) Non-GAAP net loss per share was computed assuming 136.2 million and 140.0 million weighted-average shares outstanding for the first quarter and full fiscal year 2024, respectively.
(2) Refer to the "Operating Metrics" section below for how we define ARR and Dollar-based Retention Rate. ARR growth is calculated by dividing the annual recurring revenue (ARR) as of a period end by the ARR for the corresponding period end of the prior fiscal year.
(3) Free cash flow includes the expected impacts of the following: tax-related and acquisition-related expenses associated with our acquisition of Zephr Inc Limited (Zephr), costs associated with the workforce reduction we approved in November 2022, and lower billings related to the macroeconomic environment including extended deal cycles.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on March 1, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through March 1, 2024. The call can also be accessed live via phone by the toll-free dial-in number: 1 (888) 440-5655 or toll dial-in number: 1 (646) 960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1 (800) 770-2030 or 1 (647) 362-9199 with conference ID 8022374 available from March 1, 2023 at 4:00 p.m. PT to March 8, 2023 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including: subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis); non-GAAP cost of subscription revenue; non-GAAP cost of professional services revenue; non-GAAP gross profit; non-GAAP total gross margin; non-GAAP subscription gross margin; non-GAAP professional services gross margin; non-GAAP research and development expense; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP operating margin; non-GAAP income (loss) from operations; non-GAAP net loss; non-GAAP net loss per share; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.

•Workforce reduction. We exclude charges related to the workforce reduction plan we approved in November 2022, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.

Additionally, we believe that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.

Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.
Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 8, 2022 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: adverse changes in general economic or market conditions, including the impact that inflation or a slowdown in the economy, or market conditions may have on our business and our customers; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; the risk of currency exchange rate fluctuations; we may not achieve the benefits of the workforce reduction we approved in November 2022 and there may be possible changes in the size and timing of charges related to such reduction; the risk of loss of key employees; the anticipated impact of the acquisition of Zephr on Zuora's business and future financial and operating results, the ability of Zuora to successfully integrate Zephr's operations and technology, and the expected amount and timing of synergies and benefits from the acquisition; future responses to and effects of the ongoing COVID-19 pandemic, including the pandemic's impact on the economy, our customers and our businesses; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our products may fail to gain, or lose, market acceptance; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides a leading monetization platform for recurring revenue businesses across all industries, enabling companies to unlock customer-centric business models. After starting with Zuora Billing in 2007, Zuora’s award-winning multi-product portfolio now also includes Zuora Revenue, Zuora Collect, and Zephr, all powered by the Zuora Platform. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora monetization platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2023 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$89,513	$77,332	$338,391	$287,747
Professional services	13,528	13,360	57,696	58,991
Total revenue	103,041	90,692	396,087	346,738
Cost of revenue:
Subscription	21,070	18,095	81,094	68,285
Professional services	16,995	17,603	72,135	71,821
Total cost of revenue	38,065	35,698	153,229	140,106
Gross profit	64,976	54,994	242,858	206,632
Operating expenses:
Research and development	24,925	21,654	102,564	83,219
Sales and marketing	41,295	38,236	173,871	143,366
General and administrative	22,445	29,292	77,878	76,223
Total operating expenses	88,665	89,182	354,313	302,808
Loss from operations	(23,689)	(34,188)	(111,455)	(96,176)
Change in fair value of warrant liability	(134)	—	9,214	—
Interest expense	(4,486)	(40)	(15,133)	(152)
Interest and other income (expense), net	5,888	(748)	5,986	(1,670)
Loss before income taxes	(22,421)	(34,976)	(111,388)	(97,998)
Income tax provision	9,437	206	10,582	1,427
Net loss	(31,858)	$(35,182)	(121,970)	(99,425)
Comprehensive loss:
Foreign currency translation adjustment	1,187	(287)	(461)	(673)
Unrealized gain (loss) on available-for-sale securities	663	(170)	(350)	(231)
Comprehensive loss	$(30,008)	$(35,639)	$(122,781)	$(100,329)
Net loss per share, basic and diluted	$(0.24)	$(0.28)	$(0.93)	$(0.80)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	134,349	127,102	131,441	124,206

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2023	January 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$203,239	$113,507
Short-term investments	183,006	101,882
Accounts receivable, net of allowance for credit losses of $4,001 and $3,188 as of January 31, 2023 and January 31, 2022, respectively	91,740	82,263
Deferred commissions, current portion	16,282	15,080
Prepaid expenses and other current assets	24,285	15,603
Total current assets	518,552	328,335
Property and equipment, net	27,159	27,676
Operating lease right-of-use assets	22,768	32,643
Purchased intangibles, net	13,201	3,452
Deferred commissions, net of current portion	28,250	26,727
Goodwill	53,991	17,632
Other assets	4,677	4,787
Total assets	$668,598	$441,252
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,073	$6,785
Accrued expenses and other current liabilities	27,678	14,225
Accrued employee liabilities	30,483	32,425
Debt, current portion	—	1,660
Deferred revenue, current portion	167,145	152,740
Operating lease liabilities, current portion	9,240	11,462
Total current liabilities	235,619	219,297
Debt, net of current portion	210,403	—
Deferred revenue, net of current portion	442	771
Operating lease liabilities, net of current portion	37,924	45,633
Deferred tax liabilities	3,717	3,243
Other long-term liabilities	7,333	1,701
Total liabilities	495,438	270,645
Stockholders’ equity:
Class A common stock	13	12
Class B common stock	1	1
Additional paid-in capital	859,482	734,149
Accumulated other comprehensive loss	(919)	(108)
Accumulated deficit	(685,417)	(563,447)
Total stockholders’ equity	173,160	170,607
Total liabilities and stockholders’ equity	$668,598	$441,252

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2023	2022
	(unaudited)
Cash flows from operating activities:
Net loss	$(121,970)	$(99,425)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	18,738	16,760
Stock-based compensation	96,401	72,070
Provision for credit losses	2,245	2,919
Donation of common stock to charitable foundation	1,000	1,000
Amortization of deferred commissions	19,291	16,330
Reduction in carrying amount of right-of-use assets	7,363	9,717
Asset impairment	4,537	12,783
Change in fair value of warrant liability	(9,213)	—
Change in fair value of contingent consideration	(380)	—
Other	(391)	802
Changes in operating assets and liabilities:
Accounts receivable	(11,081)	(6,322)
Prepaid expenses and other assets	(7,379)	(1,179)
Deferred commissions	(22,802)	(24,127)
Accounts payable	(6,084)	4,457
Accrued expenses and other liabilities	12,353	1,424
Accrued employee liabilities	(2,161)	1,165
Deferred revenue	12,020	24,281
Operating lease liabilities	(13,131)	(13,969)
Net cash (used in) provided by operating activities	(20,644)	18,686
Cash flows from investing activities:
Purchases of property and equipment	(10,634)	(8,776)
Insurance proceeds for damaged property and equipment	—	344
Purchase of intangible assets	—	(1,349)
Purchases of short-term investments	(234,246)	(109,510)
Maturities of short-term investments	154,806	99,192
Cash paid for acquisition, net of cash acquired	(41,000)	—
Net cash used in investing activities	(131,074)	(20,099)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	233,901	—
Proceeds from issuance of common stock upon exercise of stock options	2,471	18,499
Proceeds from issuance of common stock under employee stock purchase plan	7,019	7,428
Principal payments on long-term debt	(1,480)	(4,444)
Net cash provided by financing activities	241,911	21,483
Effect of exchange rates on cash and cash equivalents	(461)	(673)
Net increase in cash and cash equivalents	89,732	19,397
Cash and cash equivalents, beginning of year	113,507	94,110
Cash and cash equivalents, end of year	$203,239	$113,507

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2023
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Asset Impairment	Change in Fair Value of Warrant Liability	Acquisition-related Transactions	Workforce Reduction	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$21,070	$(1,624)	$(724)	$—	$—	$—	$—	$(400)	$18,322
Cost of professional services revenue	16,995	(2,111)	—	—	—	—	—	(247)	14,637
Gross profit	64,976	3,735	724	—	—	—	—	647	70,082
Operating expenses:
Research and development	24,925	(4,852)	—	—	—	—	—	(459)	19,614
Sales and marketing	41,295	(5,472)	—	—	—	—	—	(1,107)	34,716
General and administrative	22,445	(2,297)	—	(22)	(4,537)	—	(1,541)	(496)	13,552
(Loss) income from operations	(23,689)	16,356	724	22	4,537	—	1,541	2,709	2,200
Net loss	$(31,858)	$16,356	$724	$22	$4,537	$134	$1,541	$2,709	$(5,835)
Net loss per share, basic and diluted[1]	$(0.24)								$(0.04)
Gross margin	63%								68%
Subscription gross margin	76%								80%
Professional services gross margin	(26)%								(8)%
Operating margin	(23)%								2%

	Three Months Ended January 31, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Asset Impairment	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$18,095	$(1,718)	$(554)	$—	$—	$15,823
Cost of professional services revenue	17,603	(2,787)	—	—	—	14,816
Gross profit	54,994	4,505	554	—	—	60,053
Operating expenses:
Research and development	21,654	(5,526)	—	—	—	16,128
Sales and marketing	38,236	(6,491)	—	—	—	31,745
General and administrative	29,292	(3,770)	—	(7)	(12,783)	12,732
Loss from operations	(34,188)	20,292	554	7	12,783	(552)
Net loss	$(35,182)	$20,292	$554	$7	$12,783	$(1,546)
Net loss per share, basic and diluted[1]	$(0.28)					$(0.01)
Gross margin	61%					66%
Subscription gross margin	77%					80%
Professional services gross margin	(32)%					(11)%
Operating margin	(38)%					(1)%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 134.3 million and 127.1 million basic and diluted weighted-average shares of common stock for the three months ended January 31, 2023 and 2022, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Fiscal Year Ended January 31, 2023
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Asset Impairment	Change in Fair Value of Warrant Liability	Acquisition-related Transactions	Workforce Reduction	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$81,094	$(8,141)	$(2,236)	$—	$—	$—	$—	$—	$(547)	$70,170
Cost of professional services revenue	72,135	(12,297)	—	—	—	—	—	—	(646)	59,192
Gross profit	242,858	20,438	2,236	—	—	—	—	—	1,193	266,725
Operating expenses:
Research and development	102,564	(25,819)	—	—	—	—	—	—	(971)	75,774
Sales and marketing	173,871	(33,075)	—	—	—	—	—	—	(3,497)	137,299
General and administrative	77,878	(17,069)	—	(1,000)	(268)	(4,537)	—	(3,153)	(708)	51,143
(Loss) income from operations	(111,455)	96,401	2,236	1,000	268	4,537	—	3,153	6,369	2,509
Net loss	$(121,970)	$96,401	$2,236	$1,000	$268	$4,537	$(9,214)	$3,153	$6,369	$(17,220)
Net loss per share, basic and diluted[2]	$(0.93)									$(0.13)
Gross margin	61%									67%
Subscription gross margin	76%									79%
Professional services gross margin	(25)%									(3)%
Operating margin	(28)%									1%

	Fiscal Year Ended January 31, 2022[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Asset Impairment	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$68,285	$(5,875)	$(2,050)	$—	$—	$—	$60,360
Cost of professional services revenue	71,821	(10,274)	—	—	—	—	61,547
Gross profit	206,632	16,149	2,050	—	—	—	224,831
Operating expenses:
Research and development	83,219	(21,072)	—	—	—	—	62,147
Sales and marketing	143,366	(22,484)	—	—	—	—	120,882
General and administrative	76,223	(12,365)	—	(1,000)	(176)	(12,783)	49,899
Loss from operations	(96,176)	72,070	2,050	1,000	176	12,783	(8,097)
Net loss	$(99,425)	$72,070	$2,050	$1,000	$176	$12,783	$(11,346)
Net loss per share, basic and diluted[2]	$(0.80)						$(0.09)
Gross margin	60%						65%
Subscription gross margin	76%						79%
Professional services gross margin	(22)%						(4)%
Operating margin	(28)%						(2)%

(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the fiscal year ended January 31, 2022 were recast to conform to the updated methodology for comparison purposes.
(2) GAAP and Non-GAAP net loss per share are calculated based upon 131.4 million and 124.2 million basic and diluted weighted-average shares of common stock for the fiscal year ended January 31, 2023 and 2022, respectively.

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(17,965)	$10,366	$(20,644)	$18,686
Less: Purchases of property and equipment, net of insurance recoveries	(2,163)	(2,732)	(10,634)	(8,432)
Free cash flow	$(20,128)	$7,634	$(31,278)	$10,254
Net cash provided by (used in) investing activities	$34,848	$(18,256)	$(131,074)	$(20,099)
Net cash provided by financing activities	$2,908	$5,119	$241,911	$21,483

Constant Currency Revenue

	Three Months Ended January 31,			Fiscal Year Ended January 31,
	2023	2022	% Change	2023	2022	% Change
Subscription revenue (GAAP)	$89,513	$77,332	16%	$338,391	$287,747	18%
Effects of foreign currency rate fluctuations	3,105			7,237
Subscription revenue on a constant currency basis (Non-GAAP)	$92,618		20%	$345,628		20%

Total revenue (GAAP)	$103,041	$90,692	14%	$396,087	$346,738	14%
Effects of foreign currency rate fluctuations	3,413			9,263
Total revenue on a constant currency basis (Non-GAAP)	$106,454		17%	$405,350		17%